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                                                                    EX - 11.1


                             BELCO OIL & GAS CORP.
                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                     THREE MONTHS ENDED
                                                                                     ------------------
                                                                                          MARCH 31,
                                                                                          ---------
                                                                                 1996                  1995
                                                                                 ----                  ----

 Primary Calculation:
 -------------------
 Shares issued in connection with the combination and assumed
 outstanding for all periods                                                    25,000                 25,000

 Weighted average shares and equivalent shares outstanding:

          Issued in connection with the public offering                            420                     --
          Restricted stock, treasury stock method                                    1                     --
          Stock options, treasury stock method                                       3
                                                                             ---------              ---------

 Weighted average common and common equivalent shares
 outstanding                                                                    25,424                 25,000
                                                                             ==========             =========

 Net Income (Loss)                                                            $(13,408)             $   5,783
                                                                              =========             =========

 Primary Earnings (Loss)
          Per Share                                                           $   (.53)             $     .23
                                                                              =========             =========
 Pro forma Net Income                                                         $ 11,066              $   5,783
                                                                              =========             =========

 Pro forma Net Income
          Per Share - Primary                                                 $    .44              $     .23
                                                                              =========             =========


The difference between primary and fully diluted earnings per share is not significant.





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